EXHIBIT 23.1.2

            Consent of Independent Registered Public Accounting Firm
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PASSUR Aerospace, Inc.
47 Arch Street
Greenwich, Connecticut 06830

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated January 16, 2008, relating to the financial statements and schedule of PASSUR Aerospace, Inc. f/k/a Megadata Corporation appearing in the Company's Annual Report on Form 10-K for the year ended October 31, 2007.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
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BDO Seidman, LLP
Melville, New York 11747

January 5, 2009